UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

SUNWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36868	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1010 Winding Creek Road, Suite 100 Roseville, CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2016, Mr. Mark Richardson advised Sunworks, Inc. (the “Company”) that he is resigning from his position as a member of the Board of Directors (the “Board”), the Compensation Committee and the Corporate Governance/Nominating Committee. Mr. Richardson’s decision to resign did not result from any disagreement with the Company, the Company’s management or the Board.

Effective September 2 2016, Mr. Charles Cargile was appointed to the Board of the Company and as a member of the Board’s Compensation Committee and Corporate Governance/Nominating Committee.

Since July, 2016 Mr. Cargile has served an Executive Advisor to MKS Industries which acquired Newport Corporation (“Newport”) in April 2016. Prior to that, since 2000, Mr. Cargile served in various capacities at Newport including Chief Financial Officer, Vice President and Senior Vice President. In addition, Mr. Cargile served as Treasurer of Newport from April 2013 until Newport’s acquisition and previously from February 2005 until April 2010. Prior to joining Newport, Mr. Cargile served in various capacities at York International Corporation (now a division of Johnson Controls, Inc.) since 1998 including Vice President, Finance and Corporate Development and Corporate Controller and Chief Accounting Officer. From February 1995 to November 1998 Mr. Cargile served as Corporate Controller and Chief Accounting Officer of Flowserve Corporation (“Flowserve”) and was employed by Flowserve in various other capacities prior to February 1995. Mr. Cargile currently serves on the board of directors of Netlist, Inc. (“Netlist”) and is also the Lead Independent Director and Chairman of the audit committee of Netlist.

Mr. Cargile qualifies to serve on the Company’s Board because of his financial background.

Mr. Cargile does not have a family relationship with any of the executive officers or directors of the Company. Except for the issuance of the Option, there are no arrangements or understandings between Mr. Cargile and any other person pursuant to which he was appointed as a director of the Company.

In connection with Mr. Cargile’s appointment to the Board, the Compensation Committee of the Board approved the issuance of an option to purchase 50,000 shares of the Company’s common stock (the “Shares”) with an exercise price of $2.88 per share (the “Option”) which is the closing price of the Company’s common stock on the date of the grant. The Option was issued pursuant to the Company’s 2016 Equity Incentive Plan and shall vest shall vest and become exercisable in 1/36 increments over a three year period commencing on the date of the grant.

ITEM 8.01 OTHER EVENTS

On September 7, 2016, the Company issued a press release regarding Mr. Cargile’s appointment as a Director of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)         The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description

99.1	Sunworks, Inc. Press Release dated September 7, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNWORKS, INC.

Date: September 7, 2016	By:	/s/ James B. Nelson
	Name:	James B. Nelson
	Title:	Chief Executive Officer

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